UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2017

Akoustis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38029	33-1229046
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

9805 Northcross Center Court, Suite H

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Named Executive Officer Compensation

On August 30, 2017, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Akoustis Technologies, Inc. (the “Company”) approved base salary adjustments for the Company’s named executive officers as follows, effective beginning September 11, 2017:

	Current Base Salary	Adjusted Base Salary
Jeffrey B. Shealy	$154,500.00	$163,770.00
David M. Aichele	$141,080.00	$148,134.00
Mark D. Boomgarden	$141,080.00	$145,312.40
Cindy C. Payne	$150,350.00	$154,860.50

The Committee also approved an amendment to Mr. Shealy’s employment agreement to increase the maximum amount of annual cash bonus that Mr. Shealy is eligible to receive. Mr. Shealy is now eligible to receive a maximum annual cash bonus of up to 150% of his base salary.

Also on August 30, 2017, the Committee approved grants of restricted stock units and stock options (collectively, the “Equity Grants”) to the Company’s named executive officers under the Company’s 2016 Stock Incentive Plan (the “Plan”) for the following number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”):

	Restricted Stock Units	Stock Options
Jeffrey B. Shealy	30,000	60,000
David M. Aichele	15,000	30,000
Mark D. Boomgarden	12,000	24,000
Cindy C. Payne	12,000	24,000

The Equity Grants were made effective as of the third business day following expiration of the Company’s current blackout period (the “Grant Date”). They will be awarded pursuant to a Restricted Stock Unit Agreement or Stock Option Agreement, as applicable, each in forms to be approved by the Committee under the Plan, and will vest 25% on each of the first four anniversaries of the Grant Date. The Company will file a Form 8-K disclosing additional terms related to the Equity Grants, including related to the forms of Restricted Stock Unit Agreement and Stock Option Agreement to be adopted by the Committee, once approved by the Committee.

Named Executive Officer Resignation

On September 2, 2017, Mark D. Boomgarden resigned as the Company’s Vice President of Operations, effective as of September 15, 2017. On September 6, 2017, the Committee determined that, due to his resignation, the increase in Mr. Boomgarden’s base salary described above will not take effect and the Equity Grants described above with respect to Mr. Boomgarden will not be made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKOUSTIS TECHNOLOGIES, INC.

By:	/s/ Jeffrey B. Shealy
Name: Jeffrey B. Shealy
Title: Chief Executive Officer

Date: September 6, 2017

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